EXHIBIT 13.2

Section 906 Certification by Principal Executive Officer

In connection with the Annual Report of Elbit Imaging Ltd. (the “Company”) on Form 20-F for the year ended December 31, 2009, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Ran Shtarkman, co-Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that, to the best of my knowledge:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 as amended; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 9, 2010

By: /s/ Ran Shtarkman Name: Ran Shtarkman Title: co-Chief Executive Officer